=============================================================================
                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant  [X]
Filed by a party other than the Registrant  [ ]
Check the appropriate box:
[ ]  Preliminary proxy statement     [ ]  Confidential, For Use of the
                                          Commission Only (as permitted by
[X]  Definitive proxy statement           Rule 14a-6(e)(2))
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             Micrel, Incorporated
               (Name of Registrant as Specified in Its Charter)
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
     ________________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:
     ________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction.
     ________________________________________________________________________

(5)  Total fee paid:
     ________________________________________________________________________

     [ ] Fee paid previously with preliminary materials:
     ________________________________________________________________________

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
     ________________________________________________________________________

(2)  Form, Schedule or Registration Statement No.:
     ________________________________________________________________________

(3)  Filing Party:
     ________________________________________________________________________

(4)  Date Filed:
     ________________________________________________________________________

                             MICREL, INCORPORATED
                              2180 Fortune Drive
                          San Jose, California 95131

                   Notice of Annual Meeting of Shareholders
                            To Be Held May 24, 2001


To the Shareholders of Micrel, Incorporated:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Micrel, Incorporated, a California corporation (the "Company"), will be held at the Company's offices located at 2180 Fortune Drive, San Jose, California 95131 on May 24, 2001 at 12:00 p.m., Pacific Daylight Time, for the following purposes:

   1. ELECTION OF DIRECTORS. To elect five directors of the Company to serve until the 2002 annual meeting or until their successors are duly elected and qualified;

   2. SELECTION OF INDEPENDENT AUDITORS. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

   3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Annual Meeting will be open to shareholders of record, proxy holders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the meeting.

   The Board of Directors has fixed the close of business on April 1, 2001 as the record date for determining the shareholders entitled to notice of and to vote at the 2001 Annual Meeting and any adjournment or postponement thereof.

   WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU
ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                   By Order of the Board of Directors,
                                       /S/ Raymond D. Zinn
                                           Raymond D. Zinn
                                   President, Chief Executive Officer and
                                   Chairman of the Board of Directors

San Jose, California
April 18, 2001

                             MICREL, INCORPORATED
                              2180 Fortune Drive
                          San Jose, California 95131
                                _______________

                                PROXY STATEMENT
                                _______________

                         Annual Meeting of Shareholders
                                 May 24, 2001

General Information

   This Proxy Statement is being furnished to the shareholders of Micrel, Incorporated, a California corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 12:00 p.m., Pacific Daylight Time, at the Company's offices at 2180 Fortune Drive, San Jose, California 95131, on May 24, 2001, and at any adjournment or postponement thereof. Only holders of the Company's Common Stock of record on April 1, 2001 (the "Record Date") will be entitled to vote. Holders of Common Stock are entitled to one vote for each share held as of the Record Date. There is no cumulative voting. Shares represented by proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. At the close of business on the Record Date, there were approximately 85,922,640 shares of the Company's Common Stock outstanding. All Common Stock numbers in this Proxy Statement have been adjusted to reflect the effect of the one-for-one stock dividend declared by the Company payable June 27, 2000.

Solicitation and Voting; Revocability of Proxies

   This Proxy Statement and the accompanying proxy were first sent by mail to shareholders on or about April 18, 2001. The costs of this solicitation are being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited personally or by telephone, facsimile or telegram by certain of the Company's directors, officers and regular employees, without additional compensation.

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. The affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of Proposals No. 1 and No. 2 presented to the shareholders. In general, California law provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of Proposals No. 1 and No. 2 submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR the selection of Independent Auditors, FOR approval of the other proposals in the enclosed Proxy Statement, and as the proxy holders deem advisable on other matters that may come before the Annual Meeting, as the case may be, with respect to the particular item not marked. If a broker indicates on the proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be considered present and entitled to vote for purposes of determining a quorum but not as voting for purposes of determining the approval of Proposals No. 1 and No. 2. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

   Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked by filing an instrument revoking it, or by submitting a duly executed proxy bearing a later date, with the Secretary of the Company prior to the Annual Meeting, or by attending the Annual Meeting and electing to vote in person.


                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

   As set by the Board of Directors in accordance with the Bylaws of the Company, the authorized number of directors to be elected is five. Directors will hold office from the time of their election until the 2002 annual meeting or until their successors are duly elected and qualified. The nominees receiving the highest number of affirmative votes will be elected as directors. Only votes cast for a nominee will be counted in determining whether that nominee has been elected as director. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

   The following five persons have been nominated by the Board of Directors for election to the Board: Raymond D. Zinn, Warren H. Muller, Larry L. Hansen, George Kelly and Dale L. Peterson. All of the nominees are incumbent directors. If any of the nominees should decline or be unable to act as a director, the shares may be voted for such substitute nominees as the persons appointed by proxy may in their discretion determine.

   The experience and background of each of the nominees are set forth below.

   Raymond D. Zinn, age 63, is a co-founder of the Company and has been its President, Chief Executive Officer and Chairman of its Board of Directors since the Company's inception in 1978. Prior to co-founding the Company, Mr. Zinn held various management and manufacturing executive positions in the semiconductor industry at Electromask TRE, Electronic Arrays, Inc., Teledyne, Inc., Fairchild Semiconductor Corporation and Nortek, Inc. He holds a B.S. in Industrial Management from Brigham Young University and a M.S. in Business Administration from San Jose State University.

   Warren H. Muller, age 62, is a co-founder of the Company and has served as a member of the Company's Board of Directors since the Company's inception in 1978 . Mr. Muller was Vice President of Test Operations from 1978 until 1999. From 1999 until mid-2000, Mr. Muller served as of Chief Technology Officer. He was previously employed in various positions in semiconductor processing and testing at Electronic Arrays, Inc. and General Instruments Corporation. Mr. Muller holds a B.S.E.E. from Clarkson College.

   Larry L. Hansen, age 72, joined the Company's Board of Directors in
June 1994. From October 1988 to January 1991, Mr. Hansen served as Executive Vice President of Tylan General, Inc. From February 1964 to September 1988, Mr. Hansen was employed by Varian Associates, where he last served as Executive Vice President. From 1975 to 1979, Mr. Hansen served as Chairman of the U.S. Department of Commerce Technical Advisory Committee on Semiconductor Manufacturing Equipment. Mr. Hansen serves on the Board of Directors of Signal Technology Corp. and Electro Scientific Industries, Inc.

   George Kelly, age 66, joined the Company's Board of Directors in
June 1994. He is a retired partner of Deloitte & Touche LLP, where he was employed for thirty years until his retirement in June 1989. He is also serves on the Board of Directors of Ion Systems, Inc., a private company.

   Dale L. Peterson, age 65, joined the Company's Board of Directors in
June 1994. He is retired from Signal Technology Corp., where he served in the capacities of President, Chief Executive Officer and Chairman of the Board of Directors during his employment which commenced in 1989.

                       THE BOARD OF DIRECTORS RECOMMENDS
                 A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE


   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 30, 2001, by (i) each shareholder known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees, (iii) the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") and (iv) all executive officers and directors of the Company as a group.

       5% SHAREHOLDERS, DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS

5% Shareholders, Directors, Nominees and Named            Number of Shares
Executive Officers                                       Beneficially Owned(1)
---------------------------------------------------      ---------------------
                                                          Number    Percent(2)
                                                        ----------  ----------
Raymond D. Zinn(3)                                      12,078,116     14.0%
Warren H. Muller(4)                                     11,648,800     13.5%
Robert Whelton(5)                                          270,000       *
George Anderl(6)                                           206,000       *
Dale L. Peterson(7)                                        160,500       *
Barry Small(8)                                             160,000       *
George Kelly(9)                                            141,500       *
Richard D. Crowley, Jr.(10)                                100,000       *
Larry L. Hansen(11)                                        107,500       *
All executive officers and directors as a group
  (16) persons)(12)                                     25,247,815     28.7%
____________________
*Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 30, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person's name.
(2) Percentage beneficially owned is based on 85,922,640 shares outstanding as of March 30, 2001.
(3) Includes 414,616 shares subject to stock options exercisable within 60 days of March 30, 2001.
(4) Includes 168,000 shares subject to stock options exercisable within 60 days of March 30, 2001.
(5) Includes 270,000 shares subject to stock options exercisable within 60 days of March 30, 2001.
(6) Includes 206,000 shares subject to stock options exercisable within 60 days of March 30, 2001.
(7) Includes 107,500 shares subject to stock options exercisable within 60 days of March 30, 2001.
(8) Includes 160,000 shares subject to stock options exercisable within 60 days of March 30, 2001.
(9) Represents 44,000 shares held of record by the Kelly Family Trust of which Mr. Kelly is a trustee. Includes 97,500 shares subject to stock options exercisable within 60 days of March 30, 2001.
(10) Includes 100,000 shares subject to stock options exercisable within 60 days of March 30, 2001.
(11) Includes 67,500 shares subject to stock options exercisable within 60 days of March 30, 2001.
(12) Includes 1,966,515 shares subject to stock options exercisable within 60 days of March 30, 2001.

Relationships Among Directors or Executive Officers

   There are no family relationships among any of the directors or executive officers of the Company.

Committees and Meetings of the Board of Directors

   The Board of Directors held four regularly scheduled or special meetings during the fiscal year ended December 31, 2000 (the "Fiscal Year"). Each current member of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees on which he served during the Fiscal Year.

   The Company has standing Audit and Compensation Committees of the Board of Directors. The Board of Directors does not have a nominating committee or committee performing the functions of a nominating committee.

   Audit Committee. The Audit Committee consisted through May 25, 2000 of Messrs. Kelly and Hansen. On May 25, 2000, Mr. Peterson was appointed to replace Mr. Hansen as a member of the Audit Committee. The Audit Committee reviews with the Company's independent auditors and management the scope and results of the annual audit, the scope of other services provided by the Company's independent auditors, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls and makes recommendations to the Board of Directors on the engagement of the independent auditors, as well as other matters which may come before it or as directed by the Board of Directors. The Audit Committee met four times during the Fiscal Year.

   The Board of Directors adopted and approved a charter for the Audit Committee May 25, 2000, which was amended on January 23, 2001. A copy of the charter is attached hereto as Appendix A.
Compensation Committee.  The Compensation Committee consisted through
May 25, 2000 of Messrs. Kelly and Peterson. On May 25, 2000, Mr. Hansen was appointed to replace Mr. Kelly as a member of the Compensation Committee. The

   Compensation Committee makes recommendations to the Board of Directors regarding all forms of compensation to executive officers and all bonus and stock compensation to employees, administers the Company's stock option plans and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation Committee met two times during the Fiscal Year.

Employment Agreements

   None of the Named Executive Officers has an employment agreement with the Company.

Compensation of Directors

   Non-employee directors of the Company receive $1,000 in compensation for each meeting of the Board of Directors attended and $1,000 for each Committee meeting not held in conjunction with a Board meeting.
The Company's 1994 Stock Option Plan (the "1994 Option Plan") provides for annual automatic grants of nonqualified stock options to continuing non-employee directors. On the date of each annual shareholders' meeting, each individual who is at the time continuing to serve as a non-employee director will automatically be granted an option to purchase 5,000 shares (which number was not increased as a result of the one-for-one stock dividend declared by the Company payable June 27, 2000) of the Company's Common Stock. All options automatically granted to non-employee directors will have an exercise price equal to 100% of the fair market value on the date of grant and become exercisable at the rate of 25% per year. On May 25, 2000, Messrs. Kelly, Hansen and Peterson received automatic stock option grants under the Company's 1994 Option Plan for 5,000 (which number was subsequently increased to 10,000 as a result of the one-for-one stock dividend declared by the Company payable June 27, 2000) shares each of the Company's Common Stock at an exercise price of $34.1875 per share.

Certain Relationships and Related Transactions

   On August 31, 1999, Scott Ward, Vice President, Test Engineering, issued a promissory note in the amount of $260,000 in favor of the Company. The note bears interest at 9.5% and is secured by a deed of trust covering real property owned by Mr. Ward. The unpaid balance of principal and interest in the amount of $281,045.75 was paid in full on July 11, 2000.

   On April 3, 2000, Carlos A. Laber, Vice President, Design Engineer, received options to purchase up to 200,000 shares of Common Stock of the Company at a per share exercise price of $44.25. The options vest over five years at the rate of 20% per year.

   On August 8, 2000, J. Vincent Tortolano, Vice President, General
Counsel, received options to purchase up to 125,000 shares of Common Stock of the Company at a per share exercise price of $46.25. The options vest over five years at the rate of 20% per year.

   On August 10, 2000, Richard L. Zelenka, Vice President, Quality
Assurance, received options to purchase up to 10,000 shares of Common Stock of the Company at a per share exercise price of $49.50. The options vest over five years at the rate of 20% per year.

   On August 10, 2000, Thomas S. Wong, Vice President, High Bandwidth Products, received options to purchase up to 50,000 shares of Common Stock of the Company at a per share exercise price of $49.50. The options vest over five years at the rate of 20% per year.

            Compensation Committee Report on Executive Compensation

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

   Compensation Philosophy. The Committee believes that the primary goal of the Company's compensation program should be related to creating shareholder value. The Committee seeks to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. The executive compensation program is designed to attract and retain executive talent that contributes to the Company's long-term success, to reward the achievement of the Company's short-term and long-term strategic goals, to link executive officer compensation and shareholder interests through equity-based plans, and to recognize and reward individual contributions to Company performance.

   The compensation of the Company's executive officers consists of three principal components: salary, bonus and long-term incentive compensation.

   Salary. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Committee in accordance with certain criteria which include
(i) individual performance, (ii) the functions performed by the executive officer, (iii) the scope of the executive officer's on-going duties,
(iv) general changes in the compensation peer group in which the Company competes for executive talent and (v) the Company's financial performance, generally. The weight given such factors by the Committee may vary from individual to individual.

   Bonus. In order to increase incentives for outstanding performance, a portion of each executive officer's compensation is paid in the form of contingent cash bonuses. The bonus amounts for executive officers are dependent in part on the Company's net income performance, as well as individualized criteria such as achievement of specified goals for the department or divisions for which the executive officer has responsibility and satisfactory completion of special projects supervised by the executive officer.

   Long-Term Incentive Awards. Stock options serve to further align the interests of management and the Company's shareholders by providing executive officers with an opportunity to benefit from the stock price appreciation that can be expected to accompany improved financial performance. Options also enhance the Company's ability to attract and retain executives. The number of option shares granted and other option terms, such as vesting, are determined by the Committee, based on recommendations of management in light of, among other factors, each executive officer's level of responsibility, prior performance and other compensation. However, the Company does not provide any quantitative method for weighing these factors, and a decision to grant an award is primarily based upon an evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question.

   Chief Executive Officer Compensation. The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Raymond D. Zinn's base salary for fiscal 2000 was $307,477. Mr. Zinn's base salary for fiscal 2000 was established, in part, by comparing the base salaries of chief executive officers at other companies of similar size and geographic location using published compensation sources.
Mr. Zinn's compensation is also based on his position and responsibilities, his past and expected contribution to the Company's future success and on the financial performance of the Company.

   Policy Regarding Deductibility of Compensation. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held corporation, which is not performance-based compensation is limited to no more than $1 million per year per officer. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 2001 will exceed the $1 million limit per officer. Option grants under the 1994 Stock Option Plan are intended to qualify as performance-based compensation not subject to the $1 million limitation.

                                           COMPENSATION COMMITTEE

                                           Larry L. Hansen, Chairman
                                           Dale L. Peterson

                             Audit Committee Report



   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

   In accordance with its written charter adopted by the Board of Directors of the Company (the "Board"), the Audit Committee of the Board (the "Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year 2000, the Committee met four times, and discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer, controller and independent auditors prior to public release.

   In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement relating to relationships between the auditors and the Company that might bear on the auditors' independence, consistent with the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

   The Committee discussed with the independent auditors all matters required to be discussed as described in Statement on Auditing Standards No. 61, as amended, " Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

   The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

   Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

   Each of the members of the Audit Committee is independent as defined under the listing standards of the NASDAQ.

                                       AUDIT COMMITTEE

                                   Dale L. Peterson, Chairman
                                   George Kelly

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

   The following table sets forth the annual compensation earned during the years ended December 31, 2000, 1999 and 1998 by the Company's Chief Executive Officer and each of the Named Executive Officers:

                                 Summary Compensation Table

                                      Annual            Long-Term
                                   Compensation        Compensation
                           --------------------------  ------------
                                                       Securities    All Other
Name and                           Salary     Bonus    Underlying  Compensation
Principal Position         Year      ($)      ($)(1)   Options(#)     ($)(2)
------------------         ----   --------   --------  ----------  ------------
Raymond D. Zinn,           2000   $307,477   $400,000         --      $ 13,266
 President, Chief          1999    294,754    400,000     500,000        8,450
 Executive Officer and     1998    277,240    300,000         --         8,972

George Anderl,             2000    249,398(3)  80,000         --         1,465
 Vice President,           1999    232,933(4)  50,000     180,000        2,075
 Sales and Marketing       1998    210,909(5)  53,000         --         1,665

Robert Whelton,            2000    216,560    150,000         --         1,465
 Executive Vice            1999    203,849    100,000         --         2,075
 President, Operations     1998    200,000    125,000         --         1,665

Barry Small,(6)            2000    179,940    130,000         --           958
 Vice President,           1999    169,009    100,000         --         1,337
 Wafer  Fabrication        1998    110,154        --      400,000        1,133
 and Manufacturing

Richard D. Crowley, Jr.(7) 2000    173,553    140,000         --           222
 Vice President, Finance   1999     56,615     30,000     500,000           77
 and Chief Financial
 Officer

__________________________

(1) All bonuses for a particular year reflect amounts earned in that year whether or not paid in that or the following year.
(2) Represents premiums paid on term life insurance and in 1998 an automobile allowance of $6,375 for Mr. Zinn, in 1999, an automobile allowance of $6,375 for Mr. Zinn, and in 2000, an automobile allowance of $11,801 for Mr. Zinn.
(3)   Includes commissions of $68,520.
(4)   Includes commissions of $62,724.
(5)   Includes commissions of $57,467.
(6)   Mr. Small joined the Company on April 21, 1998.
(7)   Mr. Crowley, Jr. joined the Company on September 7, 1999.


                       Option Grants In Last Fiscal Year

   No grants of stock options under the Company's 1994 Option Plan were made to any of the Named Executive Officers during the fiscal year ended December 31, 2000.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

   The following table sets forth for each of the Named Executive Officers certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2000. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 2000.




                                                          Number of Securities                  Value of
                                                         Underlying Unexercised               Unexercised
                                                               Options at               In-the-Money Options at
                             Shares                        December 31, 2000(#)         December 31, 2000($)(1)
                            Acquired         Value     ---------------------------   --------------------------
        Name             on Exercise(#)  Realized($)(2) Exercisable  Unexercisable    Exercisable Unexercisable
      -------           ---------------  ------------- ------------ ---------------  ------------ -------------
Raymond D. Zinn                9,384      $  298,083       314,616       456,000       $8,862,413   $ 9,934,347
George Anderl                156,000      $6,691,904       170,000       304,000        5,372,429     8,224,485
Robert Whelton                   --              --        320,000       320,000        8,780,000     8,700,000
Barry Small                      --              --        160,000       240,000        3,973,760     5,960,640
Richard D. Crowley, Jr.          --              --        100,000       400,000        1,325,000     5,300,000

__________________________

(1) Calculated by determining the difference between the fair market value of the securities underlying the option at December 29, 2000
($33.6875 per share) and the exercise price of the Named Executive
Officers' respective options.
(2) Calculated by determining the difference between the fair market value of the securities underlying the option on the date of exercise and the exercise price of the Named Executive Officers' respective options.



                            Stock Performance Graph

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Stock Performance Graph shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

   The following stock performance graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock from December 31, 1995 through the end of the Company's last fiscal year
(December 31, 2000), with the percentage change in the cumulative total return for The Nasdaq Stock Market (U.S. Companies) and the JP Morgan H&Q Technology Index. The comparison assumes an investment of $100 on December 31, 1995 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

              {PERFORMANCE GRAPH FOR THE PERIOD DECEMBER 9, 1994
                    THROUGH DECEMBER 31, 1999 APPEARS HERE}

     The following table sets forth the data points used in preparing the Performance Graph:

                            JP Morgan H&Q     Nasdaq
                Micrel,       Technology       Stock
    DATES    Incorporated       Index       Market-U.S.
    ------   ------------   -------------   -----------
    Dec-95      100.00          100.00         100.00
    Jan-96       96.15          101.48         100.50
    Feb-96       77.56          106.56         104.33
    Mar-96       73.08          101.93         104.68
    Apr-96       87.18          116.01         113.36
    May-96       84.62          117.76         118.55
    Jun-96       85.90          109.18         113.21
    Jul-96       88.46           97.96         103.13
    Aug-96       93.59          103.89         108.93
    Sep-96      121.79          115.90         117.26
    Oct-96      105.13          114.25         115.95
    Nov-96      128.85          127.72         123.14
    Dec-96      162.18          124.29         123.04
    Jan-97      195.51          137.60         131.77
    Feb-97      174.36          126.36         124.47
    Mar-97      148.72          118.47         116.36
    Apr-97      224.36          122.85         119.98
    May-97      271.79          141.34         133.57
    Jun-97      261.54          142.59         137.68
    Jul-97      336.54          165.53         152.18
    Aug-97      366.67          166.00         151.96
    Sep-97      433.97          172.81         160.96
    Oct-97      367.95          154.35         152.58
    Nov-97      355.13          152.74         153.38
    Dec-97      287.18          145.71         150.69
    Jan-98      310.26          155.06         155.47
    Feb-98      376.28          173.50         170.07
    Mar-98      389.10          176.43         176.36
    Apr-98      402.56          183.30         179.34
    May-98      320.83          169.92         169.38
    Jun-98      333.33          180.62         181.23
    Jul-98      307.69          178.34         179.11
    Aug-98      298.08          140.26         143.61
    Sep-98      271.79          160.56         163.53
    Oct-98      337.18          174.10         170.72
    Nov-98      416.03          194.80         188.07
    Dec-98      564.10          226.64         212.51
    Jan-99      505.13          257.65         243.35
    Feb-99      461.54          229.10         221.56
    Mar-99      513.46          246.84         238.33
    Apr-99      603.85          256.15         246.00
    May-99      574.36          259.67         239.19
    Jun-99      758.97          292.34         260.71
    Jul-99      810.26          288.35         256.01
    Aug-99      785.90          302.38         266.84
    Sep-99      889.74          309.27         267.20
    Oct-99     1115.38          341.72         288.62
    Nov-99     1010.26          399.46         323.73
    Dec-99     1167.95          506.17         394.92
    Jan-00     1297.44          484.27         380.27
    Feb-00     2364.10          618.98         452.52
    Mar-00     1969.23          570.99         443.23
    Apr-00     1774.36          509.35         372.80
    May-00     1307.69          447.83         327.83
    Jun-00     1782.05          512.87         385.35
    Jul-00     2053.85          480.07         364.47
    Aug-00     3135.90          564.67         407.54
    Sep-00     2748.72          503.54         354.57
    Oct-00     1856.41          457.71         325.32
    Nov-00     1179.49          327.65         250.82
    Dec-00     1382.05          327.22         237.62


                                PROPOSAL NO. 2
                     RATIFICATION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Deloitte & Touche LLP ("Deloitte & Touche") as the Company's independent auditors for the fiscal year ending December 31, 2001. Deloitte & Touche has been the Company's independent auditors since 1980. In the event that ratification of this selection of auditors is not approved by a majority of the shares of the Company's Common Stock voting at the Annual Meeting in person or by proxy, management will reconsider its future selection of auditors.

   A representative of Deloitte & Touche is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. Moreover, he or she will be available to respond to appropriate questions from the shareholders.

   Unless marked to the contrary, proxies received will be voted "FOR" the ratification of the appointment of Deloitte & Touche as the independent auditors for the Company for the fiscal year ending December 31, 2001.

   During the Company's fiscal year ended December 31, 2000, the Company was billed the following aggregate fees by Deloitte & Touche:

   Audit Fees. The aggregate fees billed by Deloitte & Touche to the Company for professional services rendered for the audit of the Company's annual financial statements for the Company's fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year was $159,976.

   Financial Information Systems Design and Implementation Fees. No fees were billed by Deloitte & Touche to the Company for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation services). No such services were rendered by Deloitte & Touche to the Company for the Company's fiscal year ended December 31, 2000.

   All Other Fees. The aggregate fees billed by Deloitte & Touche to the Company for professional services rendered to the Company for its fiscal year ended December 31, 2000, other than the Audit Fees and Financial Information Systems Design and Implementation Fees described in the preceding two paragraphs, was $257,384.

   The Audit Committee did consider whether the provision of financial information systems design and implementation services and other non-audit services is compatible with the principal accountants' independence and concluded that provision of financial information systems design and implementation services and other non-audit services are compatible with maintaining the independence of the Company's external auditors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
                    APPOINTMENT OF DELOITTE & TOUCHE AS THE
                         COMPANY'S INDEPENDENT AUDITORS


                                 OTHER MATTERS

Annual Report and Financial Statements

   The 2000 Annual Report of the Company, which includes its audited financial statements for the fiscal year ended December 31, 2000, accompanies or has preceded this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

   Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock ("Reporting Persons") are required to report, to the Securities and Exchange Commission and to the Nasdaq Stock Market, their initial ownership of the Company's stock and any subsequent changes in that ownership. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis.

   Based solely on its review of the copies of such reports received by it or written representations from certain Reporting Persons that no Forms 3, 4 or 5 were required, the Company believes that during fiscal 2000, all Reporting Persons complied with all applicable filing requirements.

Shareholder Proposals

   Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. For shareholder proposals to be considered properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, not earlier than February 2, 2002 nor later than March 4, 2002. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

   Requirements for Shareholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at the Company's 2002 annual meeting of shareholders must be received by the Company not later than December 19, 2001 in order to be considered for inclusion in the Company's proxy materials for that meeting.

Other Business

   The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

   It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to fill in, sign and promptly return the accompanying proxy card in the enclosed envelope.

                                        By Order of the Board of Directors,
                                        /S/ Raymond D. Zinn
                                        Raymond D. Zinn
                                        President, Chief Executive Officer and
                                        Chairman of the Board of Directors


April 18, 2001
San Jose, California

                                  APPENDIX A

                             Micrel, Incorporated
                            Audit Committee Charter

This charter shall be reviewed, updated and approved annually by the board of directors.

Role and Independence
---------------------
The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the company and other such duties as directed by the board. The membership of the committee shall consist of at least two (three by June 2001) directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and the management of the company. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

The board of directors shall appoint one member of the audit committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO, and the lead independent audit partner.

Responsibilities
----------------
The audit committee's primary responsibilities include:

- Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the company. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

- Overseeing the independent auditor relationship by discussing with the auditor: the annual audit plan, the nature and rigor of the audit process in, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

- Reviewing non-audit services provided by the auditing firm and its affiliates to consider whether such services are consistent with maintaining auditor independence.

- Providing oversight of the internal control system of the company.

- Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the company's audited financial statements in the company's annual report on Form 10-K.

- Reviewing with management and the independent auditor the quarterly financial information prior to the company's filing of Form 10-Q.

- Discussing with management and the external auditors the quality and adequacy of the company's internal controls.

- Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

- Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

                        [FORM OF FRONT OF PROXY CARD]

                                                                     PROXY

                             MICREL, INCORPORATED
                             2180 FORTUNE DRIVE
                             SAN JOSE, CA 95131

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING ON MAY 24, 2001.

    Raymond D. Zinn and Richard D. Crowley, Jr., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Micrel, Incorporated (the "Company"), to be held on Thursday, May 24, 2001, and any adjournment or postponement thereof.

    Election of five directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: RAYMOND D. ZINN, WARREN H. MULLER, LARRY L. HANSEN, GEORGE KELLY AND DALE L. PETERSON.

               (Continued, and to be signed on the other side)

                         [FORM OF BACK OF PROXY CARD]

The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2.

Shares represented by this proxy            2. To ratify the appointment of
will be voted as directed by the              Deloitte & Touche LLP as the
shareholder. If no such directions            Company's independent auditors
are indicated, the Proxies will               for the fiscal year ending
have authority to vote FOR the                December 31, 2001.
election of all directors and FOR             [ ]FOR [ ]AGAINST [ ] ABSTAIN
proposal 2.

1. Election of Directors
    (see reverse)
   [ ] FOR        [ ] WITHHELD              3. In their discretion, the
                                               Proxies are authorized to
    FOR, except vote withheld                  vote upon such other business
    from the following nominee(s):             as may properly come before
                                               the Annual Meeting.
    ______________________________

                                            MARK HERE FOR ADDRESS CHANGE AND
    ______________________________          NOTE AT RIGHT [ ]

                                              PLEASE MARK, SIGN, DATE AND
                                              RETURN THIS PROXY CARD PROMPTLY
                                              USING THE ENCLOSED REPLY
                                              ENVELOPE.


Signature ______________________________________    Date ______________, 2001
Please sign as name appears herein.  Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.